Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2020

CSI Compressco LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                                                                                                                                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure.

On April 17, 2020, CSI Compressco LP, a Delaware limited partnership (the “Partnership,” “we,” “us” and “our”) and its wholly owned subsidiary, CSI Compressco Finance Inc., a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), announced the commencement of an offer (the “Exchange Offer”) to certain eligible holders to exchange any and all of their outstanding 7.250% Senior Unsecured Notes due 2022 (the “Unsecured Notes”) for newly issued 7.500% Senior Secured First Lien Notes due 2025 (the “New First Lien Notes) and 7.250% Senior Secured Second Lien Notes due 2027 (the “New Second Lien Notes” and, together with the New First Lien Notes, the “New Notes”). In conjunction with the Exchange Offer, the Issuers are soliciting consents to eliminate substantially all restrictive covenants and certain of the default provisions in the indenture governing the Unsecured Notes.

In connection with the Exchange Offer, the Partnership disclosed certain information to eligible holders of the Unsecured Notes in a Confidential Offering Memorandum and Consent Solicitation, dated April 17, 2020 (the “Offering Memorandum”). Pursuant to Regulation FD, the Partnership is furnishing herewith certain excerpts of such disclosures, in the general form presented in the Offering Memorandum, as Exhibit 99.1, which information is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01  Other Events.

Exchange Offer Press Release

On April 17, 2020, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing the Exchange Offer.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The New Notes will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Cancellation of Indebtedness Income

The Exchange Offer is expected to result in a material amount of cancellation of indebtedness income (“COD income”) per unit being allocated to the Partnership’s unitholders that hold units on the first business day of the month during which the Exchange Offer closes, which is expected to be May 2020.  Unitholders that purchase units after the first business day of the month during which the Exchange Offer closes will not be allocated a portion of the COD income. Based on management’s projections and assumptions (including projections and assumptions related to the tax losses of the Partnership expected to be generated during 2020, the amount of depreciation to be taken by the Partnership during 2020 and the fair market value of the New Notes and the Unsecured Notes at the closing of the Exchange Offer), the Partnership anticipates that, after taking into account losses allocated to the Partnership’s unitholders in prior taxable years and the allocation of losses expected to be generated during the 2020 taxable year of the Partnership, most unitholders will have been allocated net losses that exceed or offset a substantial portion of their allocable share of the COD income expected to be recognized as a result of the Exchange Offer.  These projections and assumptions are based on the expectation that the Partnership’s unitholders that are allocated a share of the COD income hold their units for the remainder of 2020.  The amount of prior year losses available to a unitholder is dependent upon when their units were purchased, the price at which they were purchased and application of the passive activity loss limitation (described below).  Unitholders that did not purchase or own units until 2020 would not have prior losses from the Partnership.

Unitholders that sell or otherwise dispose of their units before the end of 2020 will not be allocated losses for the portion of the 2020 taxable year of the Partnership occurring after such sale or other disposition.

Based on management’s projections and assumptions, unitholders that purchased their units in 2019 or in the portion of 2020 occurring prior to the closing of the Exchange Offer and that hold their units on the first business day of the month during which the Exchange Offer closes are more likely to be allocated COD income in excess of their current and prior allocable share of the losses of the Partnership and, as a result, are likely to have a higher tax burden as a result of the COD income than unitholders that purchased their units at other times.

A passive activity loss limitation generally limits the deductibility of losses allocated by the Partnership to certain of the Partnership’s unitholders.  As a result, for the Partnership’s unitholders subject to the passive activity loss limitation, passive losses allocated by the Partnership to its unitholders may be used to offset only passive income generated by the Partnership.  For the Partnership’s unitholders that have appropriately suspended previously allocated losses, those losses would generally be available as an offset to the COD income expected to be recognized as a result of the Exchange Offer.  For the Partnership’s unitholders that did not appropriately suspend such prior losses, that are not subject to the passive activity loss limitation or that have already utilized their prior losses against income from the Partnership, the deduction of such losses would have provided a benefit to such unitholders in the taxable year in which they were deducted, but will not be available to offset the expected COD income.

Although previously allocated passive losses from the Partnership and current year losses are of a character that can offset the COD income, capital losses resulting from the sale or exchange of units are not able to offset such income.  The ability of each unitholder to offset all or a portion of the COD income resulting from the Exchange Offer with current or previously allocated losses will depend on their particular situation, including when and how the unitholder acquired its units and the ability of the unitholder to utilize its suspended passive losses.

Unitholders should consult their tax advisors with respect to their particular situation and the tax consequences of the ownership of units to them, including the tax consequences of the Exchange Offer, the allocation of the COD income described above and the amount and availability of any losses previously allocated to them by the Partnership.

This Current Report on Form 8-K contains “forward-looking statements” and information based on our beliefs and those of our general partner, CSI Compressco GP Inc. Forward-looking statements in this Current Report on Form 8-K are identifiable by the use of the following words and other similar words: “anticipates,” “assumes,” “believes,” “budgets,” “could,” “estimates,” “expectations,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “schedules,” “seeks,” “should,” “targets,” “will,” and “would.”  These forward-looking statements include statements, other than statements of historical fact, concerning our preliminary results of operations for the first quarter of 2020 (including net loss before income tax provisions and Adjusted EBITDA), potential sale of our Midland, Texas fabrication facility, commodity prices and demand for the Partnership’s equipment and services, statements regarding the amount of COD income expected to be recognized as a result of the Exchange Offer and the amount and deductibility of losses expected to be allocated by the Partnership to its unitholders, other statements regarding the Partnership’s beliefs, expectations, plans, prospects and other future events, performance, and other statements that are not purely historical.  Such forward-looking statements reflect our current views with respect to future events and financial performance, and are based on assumptions that we believe to be reasonable, but such forward-looking statements are subject to numerous risks and uncertainties, including but not limited to the risks and uncertainties contained in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC website at www.sec.gov.  If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results may vary from those indicated by the forward-looking statements, and such variances may be material.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements we may make, except as may be required by law.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Certain excerpts from the Offering Memorandum and Consent Solicitation, dated April 17, 2020
99.2	News Release dated April 17, 2020 issued by CSI Compressco LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: April 17, 2020

Exhibit 99.1

Preliminary First Quarter 2020 Financial Results

On April 13, 2020, in light of the current, significant macroeconomic uncertainty resulting from the recent decline in oil prices and the ongoing COVID-19 pandemic, we withdrew our previously issued financial guidance for full year 2020, which should no longer be relied upon. While these estimates are preliminary, we estimate a first quarter 2020 net loss before income tax provision of between $7.5 million and $8.0 million, compared to a $1.9 million net loss before income tax provision in the fourth quarter of 2019 and a $8.1 million net loss before income tax provision for the first quarter of 2019. The first quarter 2020 preliminary amounts exclude the impact of unusual non-cash impairment charges or of additional severance expenses that may be required as a result of the actions we are taking to address the ongoing downturn in the industry. Adjusted EBITDA, which excludes the impact of unusual non-cash impairment charges and severance expenses, is estimated to be between $27.5 million and $28.5 million. This compares to Adjusted EBITDA of $34.7 million in the fourth quarter of 2019 and $26.8 million for the first quarter of 2019. We have initiated staff reductions, wage and salary reductions, and other cost saving initiatives in response to these developments. First quarter 2020 revenue is estimated to be between $95 million and $97 million, which compares to $124 million for the fourth quarter of 2019 and $103 million for the first quarter of 2019. Overall services fleet equipment utilization at the end of March 2020 was 86.5% compared to 90.0% as of December 31, 2019.

Adjusted EBITDA is a supplemental financial measure not defined by GAAP, and should not be considered an alternative to net income, operating income, or any other measure of financial performance presented in accordance with GAAP. For a definition of Adjusted EBITDA and certain other information about non-GAAP financial measures, please see “Non-GAAP Financial Measures.”

The following table presents a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net loss.

	Reconciliation of the Range of Estimated Adjusted EBITDA for the First Quarter 2020 (1)		Fourth Quarter 2019	First Quarter 2019
	(in thousands)
Net loss	$ (8,000)	$ (7,500)	$ (1,910)	$ (8,083)
Interest expense, net	13,100	13,500	13,498	13,299
Depreciation and amortization	20,000	19,500	20,618	18,532
Non-cash cost of compressors sold	1,750	2,000	2,182	940
Equity compensation	250	400	320	365
Series A Preferred fair value adjustments	—	—	—	1,304
Series A Preferred redemption premium	—	—	—	448
Severances and other charges	400	600	—	—
Adjusted EBITDA	$ 27,500	$ 28,500	$ 34,708	$ 26,805

(1)	Excludes potential unusual non-cash impairment charges and additional severance expenses for the first quarter of 2020.

We have prepared the preliminary financial data for the first quarter of 2020 based on the most current information available to management. Our normal financial reporting processes with respect to this preliminary financial data have not been fully completed, and thus our actual financial results could be different from this preliminary financial data, and any differences could be material. The preliminary financial data included in this Offering Memorandum has been prepared by, and is the responsibility of, management. Our independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed or performed any other procedures with respect to the accompanying preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. You are cautioned not to place undue reliance on these estimates. This information is a summary of preliminary financial data and should be read in conjunction with “Risk Factors” and our audited consolidated financial statements and the accompanying notes contained or incorporated by reference into this Offering Memorandum.

Sale of Non-Core Assets

We periodically evaluate engaging in strategic transactions and may consider divesting non-core assets where our evaluation suggests such transaction is in the best interests of our business. For example, we recently announced the shutdown of our Midland manufacturing facility given a decline in orders for new equipment to be fabricated and sold to third parties, in addition to the expectation that no incremental equipment will be fabricated for our fleet in the second half of 2020. We retained our equipment design and engineering personnel and going forward will outsource the fabrication for our fleet and new unit sales to customers. As a result of the decision to shut down this facility and utilize third party fabricators, we are evaluating the possibility of a sale of the Midland facility in an effort to further improve our balance sheet. In addition, we have and will continue to evaluate the sale of other non-core assets, including our low-horsepower compression fleet. We can provide no assurance that we will consummate a sale of the Midland manufacturing facility, our low-horsepower compression or any other non-core asset on terms we find acceptable or at all.

Cost Reduction Measures

We have also implemented other cost reduction measures to address the ongoing downturn in the industry, including (a) salary reductions of between 5% and 20% for employees and executives, as well as a 20% reduction in the cash retainers for the directors of our general partner; (b) a suspension of our 401(k) matching contribution for employees; and (c) a targeted reduction of 20% in corporate SG&A expenses from the $41 million annualized fourth quarter 2019 run rate to an estimated $33 million annualized third quarter 2020 run rate. Other cost reductions are planned or being implemented to reduce our direct operating costs.

Amendment of ABL Facility

We are in discussions with the lenders under our ABL Facility regarding an amendment (the “ABL Amendment”) to the Loan and Security Agreement that governs such facility (the “Loan Agreement”). The amendment would permit us to incur second-priority liens on the Notes Collateral (as defined herein) to secure the New Second Lien Notes. The Notes Collateral currently secures the Initial First Lien Notes on a first-priority basis and will similarly secure the New First Lien Notes. Furthermore, we anticipate that the terms of the ABL Amendment may include, among other items, (i) the inclusion of a $5,000,000 reserve with respect to the Borrowing Base thereunder, which would result in reduced borrowing availability and (ii) the removal of the financial covenant compliance test with respect to the Consolidated Fixed Charge Coverage Ratio. The lenders under our ABL Facility may require other changes to the Loan Agreement in order to permit us to incur second-priority liens on the Notes Collateral. While we expect to finalize and execute the ABL Amendment during this Exchange Offer, we can provide no assurance that the lenders under our ABL Facility will agree to the ABL Amendment on acceptable terms or at all. The consummation of the Exchange Offer is conditioned on successful completion of the ABL Amendment. See “Conditions of the Exchange Offer and Consent Solicitation.”

Organizational History, Limited Partnership Structure and Management

At the completion of our initial public offering in June, 2011, TETRA contributed to us substantially all of the business, operations and related assets and liabilities that comprised our predecessor. As a result of the formation transactions that occurred in connection with our initial public offering, TETRA has a significant economic interest in us through its ownership of common units and its indirect general partner interest that, as of March 31, 2020, represent an ownership interest in us of approximately 34.2% of our common units and the approximately 1.4% general partner interest, as well as incentive distribution rights. As of March 31, 2020, common units held by the public represent an ownership interest in us of approximately 65.8%.

Pursuant to our partnership agreement, our general partner has the sole responsibility for conducting our business and managing our operations. As a result, we rely on our general partner’s board of directors and executive officers, which include certain of TETRA’s directors and executive officers, and other employees of TETRA, to manage our operations and make decisions on our behalf. Our general partner is an indirect, 100%-owned subsidiary of TETRA. Unlike shareholders in a publicly traded corporation, our unitholders are not entitled to elect our general partner’s directors. All of our general partner’s directors are elected by TETRA. Our general partner does not receive any management fee in connection with its management of our business. However, our general partner may receive incentive distributions resulting from holding incentive distribution rights.

Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all, or substantially all, of its assets without the consent of our unitholders and our partnership agreement does not restrict the ability of TETRA to do so. TETRA has evaluated the disposition of its ownership interest in us and our general partner from time to time in the past and may do so again in the future based on its own, separate strategic considerations.

Our principal executive offices are located at 24955 Interstate 45 North, The Woodlands, Texas 77380, and our telephone number is (281) 364-2244. Our website is http://www.csicompressco.com. Information on our website or any other website is not incorporated by reference into this Offering Memorandum and does not constitute a part of this Offering Memorandum.

Exhibit 99.2

CSI Compressco LP Announces Debt Exchange

Offer and Consent Solicitation

THE WOODLANDS, Texas, April 17, 2020 / PRNewswire / CSI Compressco LP (“CSI Compressco” or the “Partnership”) (NASDAQ: CCLP) and the Partnership’s wholly owned subsidiary, CSI Compressco Finance Inc. (“Finance Corp” and, together with the Partnership, the “Issuers”) today announced that they have commenced an offer to certain Eligible Holders (as defined below) described below to exchange any and all of their outstanding 7.250% Senior Unsecured Notes due 2022 (the “Unsecured Notes”) for newly issued 7.500% Senior Secured First Lien Notes due 2025 (the “New First Lien Notes”) and 7.250% Senior Secured Second Lien Notes due 2027 (the “New Second Lien Notes” and, together with the New First Lien Notes, the “New Notes”), upon the terms and conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement dated April 17, 2020 (the “Exchange Offer”).

The table below summarizes the principal economic terms of the Exchange Offer.

		Principal Amount of New First Lien Notes per $1,000 Principal Amount of Unsecured Notes Tendered		Principal Amount of New Second Lien Notes per $1,000 Principal Amount of Unsecured Notes Tendered
CUSIP Number of Unsecured Notes	Principal Amount of Unsecured Notes Outstanding	Total Consideration if Tendered Prior to the Early Tender Time	Tender Consideration if Tendered After the Early Tender Time(2)	Total Consideration if Tendered Prior to the Early Tender Time(1)	Tender Consideration if Tendered After the Early Tender Time (2)
20467BAB5	$295,930,000	$700	N/A	$750	$700

(1)	Includes the Early Tender Payment (as defined below).
(2)	Holders who tender after the Early Tender Time (as defined below) will only receive New Second Lien Notes.

Eligible Holders that validly tender and do not validly withdraw their Unsecured Notes in the Exchange Offer prior to 5:00 p.m., New York City time, on April 30, 2020 (the “Early Tender Time”) will receive $700 in principal amount of New First Lien Notes or, as applicable and subject to proration as described below, $750 principal amount of New Second Lien Notes for each $1,000 principal amount of Unsecured Notes tendered, which includes an “Early Tender Payment” of $50 in principal amount of New Notes per $1,000 principal amount of Unsecured Notes tendered. Eligible Holders that validly tender and do not validly withdraw their Unsecured Notes in the Exchange Offer after the Early Tender Time will not be eligible to receive the Early Tender Payment and will receive $700 in principal amount of New Second Lien Notes per $1,000 principal amount of Unsecured Notes. No New First Lien Notes will be issued to Eligible Holders who tender their Unsecured Notes after the Early Tender Time.

The New First Lien Notes are being offered as additional notes under an indenture pursuant to which the Issuers issued $350,000,000 aggregate principal amount of 7.500% Senior Secured First Lien Notes on March 22, 2018 (the “Initial First Lien Notes”). The New First Lien Notes will have identical terms as the Initial First Lien Notes, other than the New First Lien Notes are expected to be issued with original issue discount for U.S. federal income tax purposes, and the New First Lien Notes and the Initial First Lien Notes will be treated as a single class of securities under such indenture. Because the New First Lien Notes are expected to be issued with original issue discount for U.S. federal income tax purposes, the New First Lien Notes are not expected to be fungible for trading purposes with the Initial First Lien Notes and will trade under different CUSIP numbers.

The New First Lien Notes and the related guarantees will be secured by a first-priority security interest in substantially all of the Partnership’s assets other than certain excluded property and the collateral securing the Partnership’s credit facility (such collateral, the “Notes Collateral”). The New Second Lien Notes will be secured by a second-priority security interest in the Notes Collateral. All untendered Unsecured Notes will be effectively junior to the New Notes and the Initial First Lien Notes as to such Notes Collateral.

All New First Lien Notes will be issued before any New Second Lien Notes are issued to Eligible Holders. The New Notes to be issued in the Exchange Offer will consist of up to $50.0 million principal amount of New First Lien Notes and up to $168.4 million of New Second Lien Notes. We will not issue more than $50 million aggregate principal amount of New First Lien Notes. In the event that an aggregate principal amount of Unsecured Notes are tendered at or prior to the Early Tender Time such that the amount of New First Lien Notes would exceed $50 million, the amount of New First Lien Notes issued to each tendering eligible holder who tenders at or prior to the Early Tender Time will be determined based on the amount of Unsecured Notes tendered by such eligible holder times a ratio of (1) $50 million to (2) the aggregate amount of all Unsecured Notes tendered by the Early Tender Time and accepted by the Issuers. The portion of tendered Unsecured Notes that are not exchanged into New First Lien Notes as a result of any such proration will be exchanged for New Second Lien Notes.

In conjunction with the Exchange Offer, the Issuers are soliciting consents (the “Consent Solicitation”) to eliminate substantially all restrictive covenants and certain of the default provisions in the indenture governing the Unsecured Notes.  Holders who tender their Unsecured Notes in the Exchange Offer will be deemed to have submitted consents pursuant to the Consent Solicitation. The consummation of the Exchange Offer is not subject to, or conditioned upon, the receipt of the requisite consents or to any minimum amount of Unsecured Notes being tendered for exchange. The consummation of the Exchange Offer and Consent Solicitation is subject to the satisfaction or waiver of certain conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, including completion of the ABL Amendment (as defined in the Confidential Offering Memorandum and Consent Solicitation Statement).

The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on May 14, 2020, unless extended (the “Expiration Time”). Tendered Unsecured Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on April 30, 2020, but not thereafter.

Eligible Holders that validly tender Unsecured Notes prior to the Expiration Time will also receive cash for accrued and unpaid interest on the exchanged Unsecured Notes from the last interest payment date to, but not including, the settlement date for the Exchange Offer, which is expected to occur promptly after the Expiration Time. Interest on the New Notes will accrue from (and including) the settlement date.

Available Documents and Other Details

Documents relating to the Exchange Offer will only be distributed to holders  of Unsecured Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or not a “U.S. person” under Regulation S under the Securities Act (such holders, “Eligible Holders”). Noteholders who desire to complete an eligibility form should either visit the website for this purpose at https://gbsc-usa.com/eligibility/compressco/ or request instructions by sending an e-mail to contact@gbsc-usa.com or calling Global Bondholder Services Corporation the information agent for the Exchange Offer, at (866) 794-2200.

The New Notes will not be registered under the Securities Act, or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.  Accordingly, the New Notes are being offered and issued only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) to non-“U.S. persons” who are outside the United States (as defined in Regulation S under the Securities Act).

The complete terms and conditions of the Exchange Offer are set forth in the informational documents relating to the Exchange Offer. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes. The Exchange Offer and Consent Solicitation is only being made pursuant to the Confidential Offering Memorandum and Consent Solicitation Statement and the related letter of transmittal. The Exchange Offer is not being made to holders of Unsecured Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking. The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “should” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs.  Factors that could cause such differences in future results include, but are not limited to, the risks described in the Confidential Offering Memorandum and Consent Solicitation Statement related to the Exchange Offer.

About CSI Compressco LP

CSI Compressco is a provider of compression services and equipment for natural gas and oil production, gathering, artificial lift, transmission, processing, and storage.  CSI Compressco’s compression and related services business includes a fleet of more than 5,200 compressor packages providing approximately 1.19 million in aggregate horsepower, utilizing a full spectrum of low-, medium- and high-horsepower engines.  CSI Compressco also provides well monitoring and automated sand separation services in conjunction with compression and related services in certain Latin American markets.  CSI Compressco also designs and sells standard compressor packages and engineered, custom-designed compressor packages.  CSI Compressco’s aftermarket business provides compressor package reconfiguration and maintenance services, as well as the sale of compressor package parts and components manufactured by third-party suppliers.  CSI Compressco’s customers comprise a broad base of natural gas and oil exploration and production, midstream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States, as well as in a number of foreign countries, including Mexico, Canada and Argentina.  CSI Compressco is managed by CSI Compressco GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

For further information:

CSI Compressco LP

The Woodlands, Texas

Elijio V. Serrano, Chief Financial Officer

Phone: (281) 364-2244